UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
February 22, 2024
(Date of earliest event reported)

APPLIED DIGITAL CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	001-31968	95-4863690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3811 Turtle Creek Blvd.,	Suite 2100,	Dallas,	TX	75219
(Address of principal executive offices)				(Zip Code)
214-427-1704
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
o    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
o    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
o    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
o    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
o    Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. o
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	APLD	Nasdaq Global Select Market

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 22, 2024, Applied Digital Corporation (the “Company”) announced Rachel H. Lee was appointed as an independent director to its Board of Directors (the “Board”), effective February 22, 2024. Ms. Lee will serve as a director until the 2024 annual meeting of stockholders or her earlier death, retirement, resignation or removal. Ms. Lee will serve on the Compensation Committee of the Board.
Ms. Lee will receive compensation for service to the Board in accordance with the non-employee director compensation program paid by the Company to all non-employee directors. Ms. Lee will also receive restricted stock awards for her service and her acceptance of the board position. Ms. Lee does not have any family relationship with any director or executive officer of the Company or any direct or indirect interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K, and she was not appointed to the Board pursuant to any arrangement or understanding between Ms. Lee and any other person.
Ms. Lee was previously a partner and the Head of Consumer Private Equity for Ares Management Corporation (NYSE: ARES) from 2008 to 2022. Prior to joining Ares Management in 2008, Ms. Lee was an investment banking generalist at J.P. Morgan, where she participated in the execution of a variety of transactions including leveraged buyouts, mergers and acquisitions, and debt and equity financings across various industries. Ms. Lee also previously served on the board of directors of Cooper’s Hawk Winery and Restaurants from 2019 to 2022, on the board of directors of Floor and Décor (NYSE: FND) from 2015 to 2021, and on the board of directors for DevaCurl from 2017 to 2019.
On February 22, 2024, Kelli McDonald and Virginia Moore resigned from the Board of Directors of the Company, effective immediately. Ms. McDonald’s and Ms. Moore’s resignations were not in connection with any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.
The Company issued a press release announcing Ms. Lee’s appointment and Ms. McDonald’s and Ms. Moore’s resignations, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits
EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated February 22, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of Section 13 or 15 (d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: February 22, 2024	By:	/s/ David Rench
	Name:	David Rench
	Title:	Chief Financial Officer